UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010 (January 19, 2010)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 19, 2010, U. S. Physical Therapy, Inc. (the “Company”) announced that its management will deliver a presentation on Tuesday, January 26, 2010 at the Jefferies 2010 Global Healthcare Services Conference at the Mandarin Oriental Hotel in New York, New York.  Chris Reading, Chief Executive Officer, and Larry McAfee, Executive Vice President and Chief Financial Officer, will address the conference.

A copy of the presentation will be posted on the Company’s website, www.usph.com, on the morning of January 26, 2010.

The investor presentation contains a certain non-GAAP financial measure as defined under Regulation G of the rules and regulations of the SEC.  The non-GAAP financial measure contained in the presentation includes a presentation of adjusted EBITDA.  Adjusted EBITDA equals net income before interest, taxes, depreciation and amortization and equity compensation expense.  See the addendum included in the presentation for a reconciliation of net income to adjusted EBITDA.  Management believes providing this non-GAAP financial information to investors is useful information for comparing the Company’s period-to-period results.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated January 19, 2010 announcing presentation at the Jefferies 2010 Global Healthcare Services Conference on January 26, 2010.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	January 19, 2010	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)